EXHIBIT 5.4

                                   RESOLUTION

                    AUTHORIZE ISSUANCE OF ADDITIONAL SHARES

Upon motion made and seconded, the Board of Directors of PowerSource Corporation unanimously adopted the following resolution:

RESOLVED, that the Corporation hereby authorizes, the issuance of two hundred eighty-nine thousand seven hundred twenty-two shares (289,722) Rule 144 shares with all restrictions removed to the following bond holders of the Company in exchange of their bond into shares of common stock at a negotiated $0.18 per share value.

Herbert Dornbush                        124,217 shares
Daniel S. Allen                         123,055 shares
Gordon Livingston                        12,181 shares
Malossian Family                         30,270 shares

The undersigned hereby certifies that he is the duly elected and qualified Secretary and the custodian of the books and records and seal of PowerSource, a corporation duly formed pursuant to the laws of the State of Nevada, and that the foregoing is a true record of a resolution duly adopted at a meeting of the Board of Directors, and that said meeting was held in accordance with state law and the Bylaws of PowerSource corporation on, and that said resolution is now in full force and effect without modification or rescission.

IN WITNESS WHEREOF, I have an executed my name as Secretary and have hereunto affixed the corporate seal of the above-named Corporation this day of April 24, 2001.

A True Record.                               /s/ Roman Gordon
                                             -----------------------------------
                                             Roman Gordon

                                             /s/ Illya Bond
                                             -----------------------------------
                                             Illya Bond

/s/ signature                                /s/ E. Douglas Mitchell
-------------------------------              -----------------------------------
Secretary                                    E. Douglas Mitchell